Exhibit (a)(8)
KEELEY FUNDS, INC.
ARTICLES SUPPLEMENTARY
          Keeley Funds, Inc., a Maryland corporation (the “Corporation”) registered as an open-end management investment company under the Investment Company Act of 1940, as amended, hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:
          FIRST: Under a power contained in the charter of the Corporation (the “Charter”) and pursuant to the provisions of Section 2-105(c), Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors of the Corporation (the “Board”), by resolutions duly adopted, increased the aggregate number of shares of stock of the Corporation from 1,400,000,000 shares of Common Stock, par value $.0001 per share (“Common Stock”), to 1,600,000,000 shares of Common Stock and classified and designated the 200,000,000 additional authorized but unissued shares of Common Stock as a new series of Common Stock, consisting of two classes as set forth below, the shares of each such class having the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a class of a series of Common Stock as set forth in the Charter:

SERIES	CLASS	SHARES

Keeley Mid Cap Dividend	Class A Shares	100,000,000
Value Fund	Class I Shares	100,000,000
          SECOND: Immediately before these Articles Supplementary were accepted for record by the SDAT, the total number of number of authorized shares of Common Stock was 1,400,000,000, with an aggregate par value of $140,000, of which all were shares of Common Stock classified and designated as follows:

SERIES	CLASS	SHARES

Keeley Small Cap Value	Class A Shares	300,000,000
Fund	Class I Shares	100,000,000

Keeley Small-Mid Cap	Class A Shares	100,000,000
Value Fund	Class I Shares	100,000,000

Keeley Mid Cap Value	Class A Shares	100,000,000
Fund	Class I Shares	100,000,000

Keeley All Cap Value	Class A Shares	100,000,000
Fund	Class I Shares	100,000,000

SERIES	CLASS	SHARES
Keeley Small Cap Dividend	Class A Shares	100,000,000
Value Fund	Class I Shares	100,000,000

Keeley Alternative	Class A Shares	100,000,000
Value Fund	Class I Shares	100,000,000
          THIRD: Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of number of authorized shares of Common Stock is 1,600,000,000, with an aggregate par value of $160,000, all of which are shares of Common Stock classified and designated as follows:

SERIES	CLASS	SHARES

Keeley Small Cap Value	Class A Shares	300,000,000
Fund	Class I Shares	100,000,000

Keeley Small-Mid Cap	Class A Shares	100,000,000
Value Fund	Class I Shares	100,000,000

Keeley Mid Cap Value	Class A Shares	100,000,000
Fund	Class I Shares	100,000,000

Keeley All Cap Value	Class A Shares	100,000,000
Fund	Class I Shares	100,000,000

Keeley Small Cap Dividend	Class A Shares	100,000,000
Value Fund	Class I Shares	100,000,000

Keeley Alternative	Class A Shares	100,000,000
Value Fund	Class I Shares	100,000,000

Keeley Mid Cap Dividend	Class A Shares	100,000,000
Value Fund	Class I Shares	100,000,000
          FOURTH: The shares of stock of the Corporation, as described herein, have been classified by the Board under the authority contained in the Charter.
          FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
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          IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested by its Secretary this 20th day of June, 2011.

ATTEST:	KEELEY FUNDS, INC.

/s/ Robert Kurinsky	By:	/s/ John L. Keeley, Jr.	(SEAL)
Robert Kurinsky		John L. Keeley, Jr.
Secretary		President